EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 33-85896) and Form S-8 (File No. 33-78592, File No. 333-69913, File No. 333-79445, File No. 333-37912, File No. 333-79503, File No. 333-62078 and File No. 333-76488) of D&E Communications, Inc. of our report dated February 25, 2002, on our audits of the consolidated financial statements of EuroTel L.L.C. which appears in this Form 10-K.

PricewaterhouseCoopers SpA

/s/    Nicola Di Benedetto

Nicola Di Benedetto

(Partner)

Rome, March 11, 2004